EXHIBIT 99.1
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              U.S. INDUSTRIES AND ZURN INDUSTRIES COMPLETE MERGER
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ISELIN, NJ, and DALLAS, TX, June 11, 1998 - U.S. Industries, Inc. (NYSE-USI) and
Zurn Industries, Inc. (NYSE-ZRN) announced today that they have completed their merger transaction following approval by the shareholders of both companies. Under the terms of the transaction, Zurn shareholders are receiving 1.6 shares of USI common stock for each Zurn common share.

Zurn, with annualized sales of approximately $634 million, is an industry leader in manufacturing and marketing plumbing products; heating, ventilation and air conditioning products; fire protection systems; and in providing water resource construction services.

U.S. Industries is a diversified industrial management corporation with revenues of $2.3 billion. Its companies include such well-known businesses as Jacuzzi, Ames garden tools, Ertl toys, Rexair vacuum cleaners, Lighting Corporation of America, EJ Footwear and Garden State Tanning.




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